As filed with the Securities and Exchange Commission on July 27, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALAMO GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1698480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1502 E. Walnut
Seguin, TX 78155
(830) 379-1480
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Donald C. Duncan
Vice President and General Counsel
Alamo Group Inc.
1502 E. Walnut
Seguin, TX 78155
(830) 379-1480
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Robert F. Gray, Jr., Esq.
Mayer, Brown, Rowe & Maw LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002
Telephone: (713) 238-2600
Facsimile: (713) 238-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

	Amount of	Proposed Maximum	Proposed Maximum
Title of Each Class of	Securities to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered(1)	Registered	Security(2)	Price(2)	Registration Fee(3)
Common Stock, par value $.10 per share	2,300,000	$19.57	$45,011,000	$4,816.18

(1)	There are being registered such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)	Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high ($19.88) and low ($19.25) prices per share of the Common Stock as reported on the New York Stock Exchange on July 26, 2006.

(3)	Calculated pursuant to Rule 457(c) based on the average of the high and low sales prices per share of the Common Stock reported on the New York Stock Exchange on July 26, 2006.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 27, 2006

PROSPECTUS

2,300,000 Shares of Common Stock

Alamo Group Inc.

Common Stock

We may offer and sell, from time to time, up to 2,300,000 shares of our common stock in amounts, at prices and on terms that we will decide at the time of the offering. The common stock covered by this prospectus may be sold at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

We will provide the specific terms of these offers and sales in supplements to this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest. We may offer common stock directly to investors or through agents, underwriters, or dealers. If any agents, underwriters, or dealers are involved in the sale of any of our common stock, their name and any applicable purchase price, fee, commission or discount arrangement will be set forth in the applicable prospectus supplement.

Our common stock is listed on the NYSE under the symbol “AGL.” On July 26, 2006, the last reported sale price of our common stock on the NYSE was $19.39 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

The date of this prospectus is          , 2006.

We have not authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Alamo Industrial®, Tigertm, Schwarze®, Gradall®, VacAll®, Schulte®, Rhino®, M&W®, SMC®, Herschel®, Valu-Bilt®, Bomford®, McConnel®, Twosetm, Spearheadtm, Rousseautm, Faucheuxtm, SMA® and Forges Gorcetm, among others, are trademarks of Alamo Group Inc.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, up to 2,300,000 shares of our common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the common stock we may offer in the future. Each time we offer any of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Unless the context otherwise requires, the terms “we,” “our,” “us,” “the Company,” “the registrant” and “Alamo Group” refer to Alamo Group Inc. and its direct and indirect subsidiaries on a consolidated basis.

THE COMPANY

We are a leader in the design, manufacture, distribution and service of high quality equipment for right-of-way maintenance and agriculture. Our products include tractor-mounted mowing and other vegetation maintenance equipment, street sweepers, snowblowers, pothole patchers, excavators, vacuum trucks, agricultural implements and related after market parts and services. We emphasize high quality, cost effective products for our customers and strive to develop and market innovative products while constantly monitoring and seeking to contain our manufacturing and overhead costs. We have a long-standing strategy of supplementing our internal growth through acquisitions of businesses or product lines that currently complement, command, or have the potential to achieve, a meaningful share of their niche markets. We have over 2,250 employees and operate a total of thirteen plants in North America, Europe and Australia. We sell our products primarily to governmental end-users, related independent contractors, as well as to the agricultural and commercial turf markets. We operate primarily in the United States, England, France, the Netherlands, Canada, and Australia. We sell our products through our sales force to dealers and distributors.

The predecessor corporation to Alamo Group Inc. was incorporated in the State of Texas in 1969, as a successor to a business that began selling mowing equipment in 1955, and Alamo Group Inc. was reincorporated in the State of Delaware in 1987. Our principal executive office is located at 1502 E. Walnut Street, Seguin, Texas, 78155, and our telephone number is (830) 379-1480. Our website address is
www.alamo-group.com. Information on, or accessible through, our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any accompanying prospectus supplement. You should also consider all other information contained in and incorporated by reference in this prospectus before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical are forward-looking. When used by us or on our behalf, the words “will,” “estimate,” “believe,” “intend,” “could,” “should,” “anticipate,” “project,” “forecast,” “plan,” “may” and similar expressions generally identify forward-looking statements made by us or on our behalf. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses operating in a global market, as well as matters specific to the Company and the markets we serve. Particular risks and uncertainties facing us at the present include the following:

•	budget constraints or income shortfalls which could affect the purchases of our type of equipment by governmental customers;

•	our ability to develop and manufacture new and existing products profitably;

•	market acceptance of new and existing products;

•	our ability to maintain good relations with our employees; and

•	our ability to hire and retain quality employees.

In addition, we are subject to risks and uncertainties facing the industry in general, including the following:

•	changes in business and political conditions and the economy in general in both domestic and international markets;

•	changes in market conditions;

•	increased competition;

•	decreases in the prices of agricultural commodities, which could affect our customers’ income levels;

•	adverse weather conditions such as droughts and floods which can affect the buying patterns of our customers and related contractors;

•	increased costs of complying with new regulations such as Sarbanes-Oxley which affect public companies;

•	the potential effects on the buying habits of our customers due to diseases such as mad cow disease and bird flu;

•	slower growth in our markets;

•	financial market changes including increases in interest rates and fluctuations in foreign exchange rates;

•	actions of competitors;

•	the inability of our suppliers, customers, creditors, public utility providers and financial service organizations to deliver or provide their products or services to us;

•	availability and increased prices of raw materials and energy;

•	seasonal factors in our industry;

•	unforeseen litigation;

•	government actions including budget levels, regulations and legislation, primarily relating to the environment, commerce, infrastructure spending, health and safety; and

•	farm subsidies and farm payments.

We wish to caution readers not to place undue reliance on any forward-looking statement and to recognize that the statements are not predictions of actual future results. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above and under “Risk Factors” in this prospectus, as well as others not now anticipated. The foregoing statements are not exclusive and further information concerning us and our businesses, including factors that could potentially materially affect our financial results, may emerge from time to time. It is not possible for management to predict all risk factors or to assess the impact of such risk factors on the Company’s businesses.

MARKET AND INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus has been obtained from third party sources that we believe to be reliable. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our common stock for general corporate purposes, including for repayment of existing indebtedness under our amended and restated revolving credit facility. As of June 30, 2006, indebtedness under this facility, which matures on August 25, 2009, bore interest at 6.6375%. We generally use our borrowings under this facility for general corporate purposes, including working capital purposes and acquisitions. We may temporarily invest net proceeds from the sale of our common stock in short-term securities.

DIVIDEND POLICY

We have paid quarterly dividends of $0.06 since the third quarter of 1999. We expect to continue our policy of paying regular cash dividends, but only if and to the extent dividends are declared by our Board of Directors and permitted by applicable law and by the terms of our amended and restated revolving credit facility. The declaration and payment of dividends are not cumulative and will depend upon our future earnings, capital requirements, financial condition, future prospects, and other factors deemed relevant by our Board of Directors, and is restricted by the terms of our amended and restated revolving credit facility. Dividend payments are not guaranteed, and our Board of Directors may decide, in its absolute discretion, not to pay dividends.

PLAN OF DISTRIBUTION

We currently intend to offer and sell pursuant to one or more prospectus supplements, from time to time, up to 2,300,000 shares of our common stock, in one or more underwritten or other public offerings and at prices and on terms that we determine at the time of the offering. However, we also may offer and sell our common stock, as applicable,:

•	through agents or underwriters;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of our common stock may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase our common stock may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of our common stock will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

If we offer and sell our common stock through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our common stock. If underwriters are used in the sale of any of our common stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. Our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our common stock the underwriters will be obligated to purchase all such securities if any are purchased.

If any underwriters are involved in the offer and sale of our common stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the common stock or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares of common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of common stock to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase common stock on the open market to reduce their short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such common stock as part of the offering.

If we offer and sell our common stock through a dealer, we or an underwriter will sell our common stock to the dealer, as principal. The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our common stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

We may solicit offers to purchase our common stock directly, and we may sell our common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or any of our affiliates in the ordinary course of business.

We may authorize our respective agents or underwriters to solicit offers to purchase our common stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our common stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of our common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

If we sell any common stock pursuant to a prospectus supplement, the common stock will be listed on the NYSE under the symbol “ALG” subject to official notice of issuance.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.10 par value, of which 9,751,509 shares (excluding treasury shares) were outstanding as of June 30, 2006. Such outstanding shares are, and the 2,300,000 shares of common stock that may be sold by us as described herein will be, when issued and delivered against payment therefor, fully paid and non-assessable. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, to receive dividends out of funds legally available for distribution when and if declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of liquidation, dissolution or winding-up of the Company. The common stock is not subject to a sinking fund. The holders of common stock do not have cumulative voting rights. Holders of common stock have no conversion, redemption, subscription or preemptive rights and are not subject to further calls or assessments by the Company.

Transfer Agent and Register

The transfer agent and registrar for the common stock is Mellon Investor Services LLC.

Certain Effects of Authorized but Unissued Stock

Assuming all of the shares of common stock being registered on this registration statement are sold, there will remain 7,948,491 shares of common stock (excluding treasury shares) that are authorized but unissued.

Such shares of common stock are available for future issuance without stockholder approval under certain circumstances. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock of the Company may be to enable the Board of Directors to issue shares to third parties in order to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Anti-Takeover Effects of our Certificate of Incorporation and By-laws

The Company’s Certificate of Incorporation and By-laws contain provisions which may discourage certain types of transactions involving an actual or threatened change of control of the Company. These provisions are designed to make it more difficult to change majority control of the Board of Directors without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal to restructure or sell all or part of the Company. The Board of Directors believes that these provisions serve to encourage any person intending to attempt such a takeover to negotiate with the Board of Directors, and that the Board of Directors will therefore be better able to protect the interests of the stockholders. These provisions include the following:

Removal of Directors.  The Company’s Certificate of Incorporation and By-laws provide that a director may be removed from office only for cause, and the By-laws provide further that such removal may be made only upon the vote of the holders of at least two-thirds of the common stock.

Limitations on Calling Special Meetings.  The Company’s By-laws provide that special meetings of stockholders may be called only by the Board of Directors or by the Chairman of the Board, the President or the Secretary at the written request of a majority of the Board of Directors. This provision eliminates the stockholders’ ability under Delaware law to call special meetings.

Stockholder Action.  Stockholders may act only at an annual or special meeting of stockholders and may not act by written consent.

Amendments.  The Company’s Certificate of Incorporation and By-laws state that any amendment to certain provisions, including those provisions regarding the removal of directors and limitations on action by written consent discussed above, be approved by the holders of at least two-thirds of the common stock. This requirement will prevent a stockholder with only a majority of the common stock from avoiding the requirements of the provisions discussed above by simply repealing such provisions.

Limitation of Director Liability.  Our Certificate of Incorporation provides that our directors generally will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties. These provisions would not limit the liability of a director for breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, payment of an unlawful dividend or any unlawful stock purchase or redemption as provided under Section 174 of the Delaware General Corporation Law (the “DGCL”), or any transaction from which the director derived an improper benefit.

Indemnification of Directors and Officers.  Our Certificate of Incorporation and By-laws also provide that we will indemnify our directors and officers to the full extent permitted by Section 145 of the DGCL (or any other provision of Delaware law that may replace it). We carry liability insurance for our officers and directors and have entered into indemnification agreements with them.

It is possible that these provisions will discourage unsolicited tender offers for the Company’s common stock. This could have the incidental effect of inhibiting certain changes in management and may also prevent temporary fluctuations in the market price of the Company’s shares, which often result from actual or rumored takeover attempts. It is also possible that such provisions could make it more difficult to accomplish a transaction favorable to the interests of stockholders but that is opposed by the Board of Directors.

Delaware Anti-Takeover Law

Under Section 203 of the Delaware General Corporation Law (the “Delaware anti-takeover law”), certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock.

LEGAL MATTERS

The validity of the shares of our common stock will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Alamo Group Inc. appearing in Alamo Group Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 and Alamo Group Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;

•	Our Current Reports on Form 8-K filed with the SEC on February 8, 2006 and April 5, 2006; and

•	The description of our common stock contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on July 10, 1995.

Any statement contained herein or incorporated by reference in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, and, as a result, file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s address is www.sec.gov.

Our filings are available on our investor relations website at www.alamo-group.com. Information contained in or connected to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Alamo Group Inc.
1502 East Walnut
Seguin, Texas 78155
(830) 379-1480
Attn: VP Administration

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee	$4,816.18
Legal Fees and Expenses	$25,000
Accountants’ Fees and Expenses	$40,000
Printing Expenses	$15,000

Total	$84,816.18

Item 15.	Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware (DGCL) permits Alamo Group and its stockholders to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duty, either in a suit on behalf of the registrant or in an action by stockholders of the registrant. The certificate of incorporation of the registrant, as amended (the Charter), provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s Charter provides that each person who any time is, or shall have been, a director or officer of the registrant shall be indemnified by the registrant to the full extent permitted by Section 145 of the DGCL, as it may be amended from time to time, or pursuant to any other provision of Delaware law that replaces Section 145. Furthermore, the Bylaws (the Bylaws) of the registrant provide that the registrant shall indemnify its directors, officers, employees and agents with respect to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or contemplated action, suit or proceeding to which such person is or was a party, or is threatened to be made a party, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant has entered into indemnification agreements with each of its officers [and directors and intends to enter into indemnification agreements with each of its future officers and directors]. Pursuant to such indemnification agreements, the registrant has agreed to indemnify its officers and directors against certain liabilities.

In addition, the registrant maintains directors’ and officers’ liability insurance for its officers and directors.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of the Company(1)
3.2	Bylaws of the Company(1)
4.1	Form of Common Stock Certificate(1)
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (see page II-5)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

(1)	Filed as an exhibit to our Registration Statement on Form S-1, as amended (File No. 33-92986), originally filed with the SEC on June 1, 1995, and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seguin, State of Texas, on the 27th day of July, 2006.

ALAMO GROUP INC.

By:	/s/ Ronald A. Robinson
Ronald A. Robinson
President, Chief Executive Officer
and a Director

We, the undersigned officers and directors of Alamo Group Inc., and each of us, do hereby constitute and appoint each and any of Ronald A. Robinson and Richard J. Wehrle, our true and lawful attorneys and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and we hereby ratify and confirm all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Donald J. Douglass Donald J. Douglass	Chairman of the Board of Directors	July 27, 2006

/s/ Ronald A. Robinson Ronald A. Robinson	President, Chief Executive Officer and a Director (Principal Executive Officer and Principal Financial Officer)	July 27, 2006

/s/ Richard J. Wehrle Richard J. Wehrle	Vice President and Controller (Principal Accounting Officer)	July 27, 2006

/s/ Jerry E. Goldress Jerry E. Goldress	Director	July 27, 2006

/s/ David H. Morris David H. Morris	Director	July 27, 2006

/s/ William R. Thomas William R. Thomas	Director	July 27, 2006

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement *
3.1	Certificate of Incorporation of the Company (1)
3.2	Bylaws of the Company (1)
4.1	Form of Common Stock Certificate (1)
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (see page II-5)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

(1)	Filed as an exhibit to our Registration Statement on Form S-1, as amended (File No. 33-92986), originally filed with the SEC on June 1, 1995, and incorporated herein by reference.